EXHIBIT 99.4

Occidental Petroleum Corporation
Third Quarter 2013 Earnings Conference Call
October 29, 2013

Third Quarter 2013 Earnings - Highlights
• Total production (Boe/d)
• Domestic oil production (Bbl/d)
• Operating costs
• Capital program
• Core earnings
• Core diluted EPS
• YTD CFFO before WC
• Cash balance @ 9/30/2013
2
See Significant Items Affecting Earnings in the Investor Relations Supplemental Schedules.
Results
767,000
267,000
Better
Better
$1.6 billion
$1.97
$9.4 billion
$3.8 billion

Third Quarter 2013 Earnings - Highlights
Quarter-over-Quarter Impacts
• Improved oil and gas results
 + Higher realized oil prices
 + Higher domestic oil sales volumes
 – Lower MENA oil sales volumes
• Higher marketing and trading
 income
• Higher Chemicals core earnings*
3
*See Significant Items Affecting Earnings in the Investor Relations Supplemental Schedules.
Core Diluted EPS*
$1.97
$1.58
$1.70

4
3Q13 vs. 2Q13
($ in millions)
Core Results
•3Q13  $2.4 B
•2Q13      2.1 B
•3Q12  2.0 B
Third Quarter 2013 Earnings - Oil & Gas
Segment Earnings
($25)

5
Third Quarter 2013 Earnings - Oil and Gas
Total Production
767
(6)
(7)
2
2
4
766
Company-wide Oil & Gas Production (Mboe/d)
772
3Q13 Impacts (Mboe/d)
•Libya labor issues
(5)
(4)
•Qatar maintenance
2
•Colombia activity

6
2
Third Quarter 2013 Earnings - Oil and Gas
Domestic Production
469
(2)
470
6
476
Domestic Oil & Gas Production (Mboe/d)

Third Quarter 2013 Earnings - Oil & Gas
Realized Prices
Worldwide
Oil ($/bbl)
Worldwide
NGLs ($/bbl)
Domestic Nat.
Gas ($/mmbtu)
3Q13	$103.95	$40.53	$3.27
Benchmark %	98%*	38% *	90%
2Q13	$97.91	$38.78	$3.82
Benchmark %	104% *	41% *	95%
3Q12	$96.62	$40.65	$2.48
Benchmark %	105% *	44% *	90%
$105.83	$109.71	$3.62

$94.22	$103.35	$4.00

$92.22	$109.48	$2.76

WTI
NYMEX
Price Sensitivity	Pre-tax Income Impact (Quarter)
Oil +/- $1/bbl	=	+/- $38 mm
NGL +/- $1/bbl	=	+/- $8 mm
U.S. Nat Gas +/- $0.50/mmbtu	=	+/- $30 mm
Brent
Realized Prices
Benchmark Prices
7
* Note: As a % of WTI Oil.

8
Third Quarter 2013 Earnings - Oil & Gas Production
Costs
    FY12   1Q13   2Q13    3Q13   YTD13
 Domestic  $17.43 $14.06 $14.28 $14.65  $14.33
 Total   $14.99 $13.93 $13.40 $13.60  $13.64
Production Costs ($/boe)
• ~$500 million annualized domestic cost savings versus
 full year 2012

9
* Lower energy and feedstock costs.
3Q13 vs. 2Q13
($ in millions)
Guidance
4Q13 expected
to be ~$100 mm
Third Quarter 2013 Earnings - Chemical
Segment Core Earnings
Core Results
•3Q13  $ 181 mm
•2Q13     144 mm
•3Q12  162 mm

10
($ in millions)
Third Quarter 2013 Earnings - Midstream
Segment Earnings
Core Results
•3Q13  $212 mm
•2Q13  48 mm
•3Q12   156 mm

11
Third Quarter 2013 Earnings - YTD 2013 Cash Flow
YE2012 vs. YTD2013
($ in millions)
Cash Flow
From
Operations
before
Working
Capital
changes
$9,400
$6,400
Beginning
Cash $1,600
12/31/12
$3,800
     YTD’13
 Debt / Capital   15%
 Return on Equity  14%
 Return on Capital Employed* 12%
* Note: Annualized; See attached GAAP reconciliation.

12
Third Quarter 2013 Earnings -
2013 Production Outlook
• Domestically, we are on track to achieve our second half oil growth average of 6,000 to 8,000 barrels per day increase
 over the first half average.
• Natural gas and NGL volumes will decline modestly in 4Q13
 due to lower drilling on gas properties and natural decline, coupled with the effect of a major plant turnaround in the
 Permian.
• Internationally, we expect total production to be about flat in
 4Q13 compared to 3Q13 volumes, excluding the impact of
 insurgent activity in Colombia.
• We expect international sales volumes to increase in 4Q13
 recouping the deferred liftings we experienced early in the year.

• Our annual capital is expected to be about $9 billion, about
 $600 million lower than the $9.6 billion program we have
 previously discussed.
• Of this reduction, approximately $200 million resulted from achieving better than planned efficiencies in our oil and gas program particularly in our drilling costs, $200 million primarily from the deferral of certain oil and gas facilities spending and midstream projects to 2014, and $100 million from lower than planned spending in Iraq.
• We are particularly pleased that we are on track to meet or exceed our planned drilling activity levels for the year, while spending less capital than planned as a result of efficiency initiatives.
Third Quarter 2013 Earnings -
2013 Capital Outlook
13

14
Third Quarter 2013 Earnings -
4Q13 Guidance Summary
Oil & Gas Segment
• Domestic Production
 – Oil - 6,000 - 8,000 bopd growth for 2H13 over 1H13
 – NGLs - modest decline
 – Natural gas - modest decline
• International
 – Production volumes - similar to 3Q13
 – Sales volumes - increase in 4Q13 to recoup deferred liftings
• Exploration expense: $100 mm in 4Q13
Chemical Segment
• ~$100 mm operating income in 4Q13
Corporate
• Capital spending: $9 billion for FY 2013
• Income tax rate: 40% - 41%

Third Quarter 2013 Earnings - MENA Overview
15
• Over $20 bln free cash flow in last
 15 years.
• Currently generating $1.6 bln free
 cash flow (excluding Al Hosn Gas).
• Expect to generate over $2.0 bln annual
 free cash flow after Al Hosn start-up.
• Invested $9 bln of capital since 2010,
 75% in Oman, Abu Dhabi and Qatar.
• Drilled 2,500+ wells since 2010.
• 37 drilling rigs currently running.
• $300 mm of exploration since 2010.
• ~15,000 full-time employees and
 contractors in the region, excluding the
 workforce at the Al Hosn Gas project
 which is currently >34,000.
• Active in the region for over
 40 years.
• Diverse set of projects.
• High safety standards.
• Create local jobs and
 development opportunities.

Third Quarter 2013 Earnings - MENA Overview
• Drilled several types of wells
 throughout region.
 – Onshore oil wells (Oman)
 – Shallow water offshore oil wells
 (Qatar)
 – Sour gas onshore wells (Al Hosn)
16
• Expect MENA net production of
 >260 mboe/d in 2013
• Al Hosn start-up should add net
 production of >60 mboe/d at full
 operational status in 2015
MENA 2013 Capital - $3.0 bn

Third Quarter 2013 Earnings - MENA Overview
17
• Continue to be a growing, profitable and vibrant business in the Middle East
 Region.
• Continue to be a preferred strategic partner with the host countries where we operate.
• Expand our Middle East area business by partnering with local investors to secure strategically important growth projects.
• Continue to successfully execute projects.
• Achieve returns in excess of 20% on our invested capital.
• Continue our investment philosophy where our presence makes meaningful contributions to the host economies and makes a positive difference in the lives of people in the local communities, including increased education and employment opportunities for nationals.
Strategic Goals

Third Quarter 2013 Earnings - MENA Overview
18

Third Quarter 2013 Earnings - Oman
19
• Present in Oman for 34 years.
• Operate Blocks 9, 27, 62 (Northern
 Oman) and 53 (Mukhaizna).
• Largest independent oil producer with
 highly skilled and loyal national staff.
• Over 81% of employees are Omani
 nationals including the President of
 our Oman business unit.
• Gross production expected to be
 230 mboe/d and net 76 mboe/d in 2013.
• Significant free cash flow generator.
• Expect to continue to achieve returns
 in excess of 20% from our Oman
 projects.

Third Quarter 2013 Earnings - Oman
20
Oman Gross Production
Oxy Operated since 1994
previous operators

Third Quarter 2013 Earnings - Northern Oman
21
• Development wells, exploration
 success and water flood technology.
• Increase in gross production from
 92 to 106 mboe/d since 2010.
• Large pipeline hub and gas plant at
 Safah.
• Gross avg. operating costs at ~$5.50 /
 boe.
• Drilled 107 of 153 planned wells for 2013.
• Typically horizontal wells with lateral
 lengths of 1,800 - 3,500 feet.
• Recent production rates as high as 3,800
 boe/d with 2013 average of ~550 boe/d.
• 125 development wells in 2014.
Northern Oman Blocks 9 & 27

Third Quarter 2013 Earnings - Northern Oman
22
• Over next 5 years, plans include 400
 development and water injection wells,
 ~50 exploration wells and expanding
 the waterfloods over a greater area.
• Expect annual drilling capital between
 $250 mm to $300 mm per year.
• Development program will increase
 gross production to ~125 mboe/d.
• Exploration program with >60%
 success rate.
• Attribute success to use of horizontal
 drilling, state of the art 3D seismic and
 new play concepts.
Block 9

Third Quarter 2013 Earnings - Northern Oman
23
• Discoveries this year have average
 production of 3 mboe/d with >70% oil.
• Nearing completion of new, 2,000
 square mile 3D seismic program.
• Should yield many attractive
 prospects.
• Over next 5 years, expect to drill more
 than 50 exploration wells, 13 of which
 are planned for 2014, to generate >250
 new development drilling locations.
• Block 62 development is in the early
 stages of engineering with a number
 of gas producers already drilled.
• Planning to further delineate one of
 the larger structures and present an
 updated development plan to the
 Government during 2014.
Highly Successful Exploration

Third Quarter 2013 Earnings - Mukhaizna
24
• One of world’s largest steamflood
 projects, ranked 3rd in the world and
 larger than any US steamflood.
• Assumed operation in 2005 and have
 increased gross production from 8
 to 125 mbo/d.
• Between 2005 - 2012, produced
 160 mm barrels of oil.
• Drilled 2,000+ wells, of which 825
 are producers.
• Inject over 500,000+ barrels of steam
 per day.
• Anticipated peak production of
 135 - 140 Mboe/d.
Mukhaizna

Third Quarter 2013 Earnings - Mukhaizna
25
• Expect to drill 340 wells in 2013.
• Recent production rates have been as
 high as 830 bopd with an average for
 2013 of around 330 bopd.
• Plan to drill ~300 wells in 2014.
• 6 rigs running.
• Delineating the Kahmah fractured
 carbonate heavy oil reservoir, which
 is extensive and lies above the main
 pay of Mukhaizna.
• Plan to drill first deep exploration well
 in 2014.
Mechanical Vapor Compressor Units
Production Processing

Third Quarter 2013 Earnings - Qatar
26
• Idd El Shargi North Dome (ISND),
 Idd El Shargi South Dome (ISSD),
 Al Rayyan, Dolphin project.
• Expect returns well in excess
 of 20%.
• In nearly 20 years, have invested
 $4.3 bln and produced 680 MM bbls
 of oil.
• Significant free cash flow.
• 2013 gross production is
 106 mbo/d from the 3 oil fields,
 netting 67 mbo/d.
• Dolphin’s current net production
 is 38 mboe/d.

Third Quarter 2013 Earnings - Qatar
27
Oxy operated since 1994
previous operators
Qatar Gross Production

Third Quarter 2013 Earnings - Qatar
28
• Will drill 17 wells at ISND in 2013 from
 jack-up rigs in water depth of ~130 feet.
• Have drilled 268 horizontal producing
 wells since 1994, and over 100
 horizontal water injectors.
• Recent production rates as high as
 4,500 bo/d with an average for 2013
 of ~1,460 bo/d.
• Phase V Development plan
 − Drill 205 wells for $1.2 billion, including
 36 wells in 2014.
 − Installation of new wellhead platforms,
 compression and power platform,
 pipelines and related facilities.
• Will continue plateau gross production
 of 100 mbo/d for many years to come.
• New development opportunities being
 planned for ISSD and Al Rayyan fields.

Third Quarter 2013 Earnings - Dolphin
29
• Flagship project in the region.
• Two offshore platforms in the North Field
 of Qatar bringing gas to the onshore
 plant in Ras Laffan.
• Process wet gas into condensate,
 NGLs and sulfur; dry gas exported
 to the UAE & Oman under LT contract.
• Expanding gas compression facilities
 to achieve maximum pipeline capacity
 of 3.5 bcf/d.
• Substantial opportunities remain to sign-
 up add’l customers to provide gas
 transport up to full pipeline capacity
 generating add’l midstream revenues
 and cash flows.
• 2013 net production 38 mboepd.
• Significant free cash flow generator which
 will grow over time with new customers.
Dubai
Taweelah
Jebel Ali
Abu Dhabi
Al Ain
Fujayrah
Umm Sa’id
Doha
Al Hawailah
Dolphin
ISND
ISSD
Block 12
Al Rayyan
Qatar
Saudi Arabia
United Arab Emirates
Oman
Iran
48” Export Pipeline
Al Hosn Gas

Third Quarter 2013 Earnings - United Arab Emirates
30
• Presence in UAE since 2000 with regional
 hub based in Abu Dhabi supporting
 MENA assets with Engineering,
 Geoscience, Business Development,
 Operations and other functions.
• Dolphin pipeline expanded to 475 miles
 throughout UAE and into Oman.
• Al Hosn gas project partnering with the
 Abu Dhabi National Oil Company,
 (“ADNOC”), involves the development
 of a giant sour gas field south in the
 western region of Abu Dhabi.
• Gas from the field contains natural gas
 and condensate along with high
 concentrations of H2S and CO2.
• Al Hosn is a world-scale mega-project.
• Remains on schedule and on budget.
Dubai
Taweelah
Jebel Ali
Abu Dhabi
Al Ain
Fujayrah
Umm Sa’id
Doha
Al Hawailah
Dolphin
ISND
ISSD
Block 12
Al Rayyan
Qatar
Saudi Arabia
United Arab Emirates
Oman
Iran
48” Export Pipeline
Al Hosn Gas

Third Quarter 2013 Earnings - Al Hosn
31
Al Hosn Gas Project
• Plant will be able to process ~1 Bcfd of gas
 from the field and separate it into sales gas,
 condensate, NGLs and sulfur.
• Oxy’s net production expected to be 200+
 MMSCFD of sales gas and 20+ MBOEPD of
 NGLs and condensate.
• By the end of 2013 the project will be ~92%
 complete and start up in 2014.
• 2013 Oxy share of capital is ~$1.0 billion,
 including facilities, infrastructure and drilling
 costs.
• Total project cost is expected to be on budget
 at ~$10 bln, with Oxy share of $4 bln.
• Expect first production in 4Q14. Once the
 project achieves steady state, annual free cash
 flow to Oxy should be ~$600 million at about
 current liquids prices.
• Currently spending about $1 bln / year of
 capital, so steady state operations will provide
 a net cash flow swing of $1.6 bln annually.

Third Quarter 2013 Earnings - MENA Summary
32
• Currently looking to sell a minority interest in our MENA operations.
• Believe this will give us an exciting opportunity to possibly partner with key regional players.
• This sale will reduce the Middle East/North Africa share in our overall portfolio.
• We believe a partnership with regional investors will align us with local interests in our existing operations and on new opportunities throughout the Middle East to achieve future growth from a lower base.

Third Quarter 2013 Earnings - MENA Summary
33
• We are well positioned to meet each of our strategic goals in the region:
• We have a highly profitable, vibrant and growing business;
• Developed strong and lasting relationships with host countries and will continue to be a preferred strategic partner;
• Our plans to sell minority interest will assure that we continue to grow our business profitably over time by securing strategically important future projects;
• Development and operating plans will ensure continued success in executing our projects;
• Continue to achieve returns in excess of 20% on invested capital;
• Continuing to apply investment philosophy where our presence makes meaningful contributions to host economies and makes a positive difference in the lives of people in local communities, including increased education and employment opportunities for nationals.

Third Quarter 2013 Earnings - Strategic Review
34
• Recently announced the initial phase of the Company’s strategic review to streamline and focus our operations in order to better execute the Company’s long-term strategy and enhance value for our shareholders.
• As part of the initial actions, Oxy’s Board of Directors has authorized the following:
 − Pursue the sale of a minority interest in the Middle East/North Africa operations in a financially efficient manner.
 − Pursue strategic alternatives for select Midcontinent assets, including oil and gas interests in the Williston Basin, Hugoton Field, Piceance Basin and other Rocky
 Mountain assets.
 − Sale of a portion of the Company’s 35-percent investment in the General Partner of Plains All-American Pipeline, L.P. in an IPO, resulting in pre-tax proceeds of
 $1.4 billion. This initial sale process is concluded and we have received the proceeds. Our current cash balance of $3.8 billion at the end of 3Q does not include these proceeds. Oxy’s remaining interest in Plains All-American Pipeline, based on the IPO price, is valued at approximately $3.3 billion.

Third Quarter 2013 Earnings - Strategic Review
35
• These are the first formal steps in our effort to streamline the business, concentrate in areas where we have depth and scale and improve overall profitability.
 − Our goal is to become a somewhat smaller company with more manageable exposure to political risk.
 − We will continue to consider additional strategic alternatives for the Company to maximize total returns to our shareholders.
• These actions are expected to generate a significant amount of proceeds.
 Together with the excess cash on the Company’s balance sheet, these funds will largely be used to reduce Occidental’s capitalization.
• While we expect to use a substantial portion of the proceeds to repurchase our shares, we also anticipate paying down some debt on a proportional basis.
 − We expect to retire $600 million of bonds due in December.
• We also expect to re-invest a portion of the proceeds in high-return growth opportunities.
• We continue to make steady progress and expect to complete strategic review in the coming months and will disclose material developments as they occur.

36
Third Quarter 2013 Earnings - Capital Efficiency &
Operating Cost Reduction Program
• Embarked on aggressive plan to improve our operational efficiency across all cost categories;
 continue to run ahead of full-year objectives.
 − Reduced our domestic well costs by 22% and operating costs by ~18% relative to 2012, ahead of previously stated targets of 15% well cost improvement and total oil and gas operating costs below $14/boe for 2013.
 − Total annualized savings from these initiatives amount to $1.2 billion compared to 2012.
 − Expect these savings to result in additional development opportunities as previously marginal projects are now economic.
• The purpose of these initiatives is to improve our return on capital while continuing to execute a focused drilling program in our core areas and grow our domestic oil volumes.
• Cost savings will result in a year-over-year improvement in our F&D costs, leading to a more stable
 DD&A rate.
• Believe we can sustain the benefits realized to date, achieve additional savings in drilling costs and reach 2011 operating cost levels without loss in production or sacrificing safety.
Production Costs ($/boe)

Third Quarter 2013 Earnings - California
• Large and diverse portfolio of opportunities
 with more than 2.1 million net acres.
• Reduced overall operating expenses by
 more than $4.00/boe.
 – Improvement in operating and drilling costs
 has exceeded our targets.
 – Expect combined savings of at least
 $300 million in 2013 compared to 2012.
• As a result of these improvements, and
 combined with more favorable permitting,
 we plan to increase capital spending in
 California by $500 million to ~$2.1 billion in
 2014.
• Most of the increase will be directed toward
 unconventional opportunities where we
 have more than 1,000,000 prospective acres.
37
<

Third Quarter 2013 Earnings - Permian Non-CO2
38
• Accumulated more than 1.7 million net
 acres covering both relatively established
 and emerging plays, anchored by our core,
 high-free cash flow generating CO2 flood
 reservoirs.
• Recently created an exploitation team
 whose mandate is to optimize our drilling
 capabilities and accelerate the development
 of our unconventional opportunities.
• In 2013, focused on delineating opportunities
 in established plays and testing the potential
 of many emerging plays, which included the
 drilling of ~30 horizontal wells.
• In 2013, reduced drilling costs by 20%+
 which has increased our ability to enhance
 our economics utilizing horizontal drilling
 and multi-stage completions to develop
 established unconventional reservoirs.
Permian Basin Primary Plays

Third Quarter 2013 Earnings - Permian Non-CO2
39
• As a result of these efforts, we can now shift
 our development strategy and expect to
 spend an additional $500 million of capital
 next year largely directed toward increased
 drilling of horizontal wells.
• Step up in capital will allow for an additional
 4 rigs which will be dedicated to drilling
 horizontal wells in our focus plays of the
 Wolfcamp, Wolfbone, and Bone Springs in the
 Delaware Basin, as well as in the Wolfcamp in
 the Midland Basin.
• Expect to drill roughly five times as many
 horizontal wells in 2014 as compared to 2013.
• Represents a major change in our Permian
 non-CO2 development strategy in which the
 number of horizontal wells drilled next year
 will account for more than 50% of the total
 wells, compared to only 10% during 2013.

Acreage in Select Permian Plays
(Thousands of Acres)

Third Quarter 2013 Earnings - Colombia
40
• Our 30+ year history of operating in Colombia has provided us with unique insight around heavy oil production and mature oil field development opportunities.
• Historically this has been among Oxy’s most profitable operations.
• The experience associated with steam flood development is a core competency at Oxy, and a skill that fits well with Colombia’s strategy to grow its crude oil production.
• We intend to focus our efforts on applying our expertise toward the pursuit of additional high-return oil redevelopment projects, and we expect to participate in several more steam flood project opportunities in coming years.

Third Quarter 2013 Earnings - MENA
41
• In our Middle East/North Africa business, the majority of the value in terms of our production, income and cash flow is derived from three key countries
 - Oman, Qatar and the U.A.E. The majority of our regional capital is also deployed in these countries.
• We feel fortunate to have had many successful years operating in the region.
 Part of this we believe is a result of successfully executing on a number of challenging projects.
• We also feel that it is in part due to the mutual respect we have for our partners, the host countries in which we operate, and for the people who reside there.
• Although a sale of a minority interest will reduce our exposure in the region, we expect to remain a major participant with a focused presence.
• Our track record of success and strong relationships should allow us to compete formidably for new projects and provide us with future growth off of a smaller base.
• We look forward to forging new partnerships in the region which will allow us to continue our profitable growth strategy.

Third Quarter 2013 Earnings - Chemicals
42
• We plan to pursue a 50/50 joint venture with
 Mexichem to build a world scale ethylene
 cracker at the OxyChem plant in Ingleside, TX.
• Construction on the Ingleside cracker project
 is expected to begin in mid-2014 with the
 facilities becoming commercially operational
 in early 2017, and we expect it will have a
 material benefit on our Chemical earnings.
• The project is just one example of several we
 plan to pursue in our effort to capture greater
 value in the downstream portion of the natural
 gas and NGL chain versus an upstream gas
 producer.
• OxyChem is expected to continue to be free
 cash flow positive through the investment
 phase of the project.
OxyChem Ingleside Ethylene Cracker

Third Quarter 2013 Earnings - Chemicals
43
• As part of a long-term
 strategic supply
 relationship with
 Mexichem, essentially
 all of the ethylene
 produced from the
 cracker will be
 consumed by Oxy in
 the manufacture of
 vinyl chloride monomer
 (VCM) utilizing our
 existing production
 capacity.
• The VCM will then be
 delivered to Mexichem
 to produce polyvinyl
 chloride (PVC) and PVC
 piping systems.
OxyChem’s Operations
OxyChem
Oxy Oil & Gas
Gas
Production
Gas
Processing
NGL
Fraction-
ation
Chlorine
Cogen
Caustic
EDC
Cracker
VCM
PVC
Mexichem
(PVC/Pipe)
Cell
Power
Steam
Ethylene
Natural
Gas
Propane/Butane
/C5+
Market
Ethane
Salt/Brine
Significant benefit:
Increased integration from
the well head to VCM
production and sales

Third Quarter 2013 Earnings - Midstream
44
• The BridgeTex pipeline continues
 on track for scheduled start-up in
 mid-2014.
• The roughly 450-mile-long pipeline
 will be capable of transporting
 approximately 300,000 barrels per
 day of crude oil between the Permian
 region and the Gulf Coast refinery
 markets.
Bridge Tex Pipeline

Third Quarter 2013 Earnings Conference Call
Q&A